Exhibit 10(s)

Name of Grantee:
Grant Date:
Number of Restricted Stock Units:
Dollar Value of Award as of Grant Date
Walmart Identification Number:

WAL-MART STORES, INC.
STOCK INCENTIVE PLAN OF 2015
SHARE-SETTLED RESTRICTED STOCK UNIT NOTIFICATION
AND TERMS AND CONDITIONS
These Share-Settled Restricted Stock Unit Notification and Terms and Conditions, including any applicable special terms and conditions for your specific country set forth in the appendix attached hereto (jointly, the “Agreement”), contain the terms and conditions of the Restricted Stock Units or RSUs (as defined in the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 (the “Plan”)) granted to you by Wal-Mart Stores, Inc. (“Walmart”), a Delaware corporation, under the Plan.
All the terms and conditions of the Plan are incorporated into this Agreement by reference. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.
BY SIGNING OR ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU HEREBY ACKNOWLEDGE, UNDERSTAND, AGREE TO, AND ACCEPT THE FOLLOWING:
1.Grant of RSUs. Walmart has granted to you, effective on the Grant Date, the RSUs, which consist of the right to receive the number of Shares underlying the RSUs set forth above on the Vesting Date as further set forth in Paragraph 5 below, subject to certain vesting conditions.

2.Plan Governs. The RSUs and this Agreement are subject to the terms and conditions of the Plan. You are accepting the RSUs, acknowledging receipt of a copy of the Plan and the prospectus covering the Plan, and acknowledging that the RSUs and your participation in the Plan are subject to all the terms and conditions of the Plan and of this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee upon any disputes or questions arising under the Plan.

3.Payment. You are not required to pay for the RSUs or the Shares underlying the RSUs granted to you pursuant to this Agreement.

4.Stockholder Rights. Unless and until your RSUs vest and the underlying Shares have been delivered to you:

A.You do not have the right to vote the Shares underlying your RSUs;

B.you shall have the right to receive, free of vesting conditions (but subject to applicable withholding taxes), dividend equivalent payments made in the form of cash (paid to you in your normal payroll), until the Vesting Date(s) shown below; and

C.You will not have any other beneficial rights as a shareholder of Walmart due to the RSUs. Upon receipt of the Shares, however, you will be accorded the same rights and responsibilities as any shareholder of Walmart, and will be provided with information regarding Walmart that is provided to all other shareholders of Walmart.

5.Vesting of the RSUs and Delivery of Shares. Your RSUs will vest as follows, provided you have not incurred a Forfeiture Condition (as defined in Paragraph 6 below):

Percentage of RSUs Vesting	Vesting Date

Upon the vesting of your RSUs, subject to Paragraph 9 below, you shall be entitled to receive a number of Shares equal to the number of vested RSUs, less any Shares withheld or sold to satisfy tax withholding obligations as set forth in Paragraph 10 below. The Shares shall be delivered to you as soon as administratively feasible, but in any event within 74 days of the Vesting Date. Such Shares will be deposited into an account in your name with a broker or other third party designated by Walmart. You will be responsible for all fees imposed by such designated broker or other third party designated by Walmart.
Furthermore, Walmart or Wal-Mart Canada Corp. or an Affiliate (“WM Canada”), in their sole discretion, also may settle your vested RSUs in cash, Shares, or a combination of cash and Shares. To the extent your Plan Award will be settled in Shares, you hereby acknowledge and agree that such settlement will be satisfied by WM Canada by forwarding a cash settlement amount in respect of the vested RSUs to an independent broker who will in turn purchase the Shares on the open market on your behalf. Any Shares so purchased on the open market shall be delivered to you as set forth in this Paragraph 5.
6.Forfeiture Conditions. Subject to Paragraph 8 below, the RSUs that would otherwise vest in whole or in part on the Vesting Date will not vest and will be immediately forfeited if, prior to the Vesting Date:

A.your Continuous Status terminates for any reason (other than death or Disability, to the extent provided in Paragraph 8 below); or

B.You have not executed and delivered to Walmart a Non-Disclosure and Restricted Use Agreement, in a form to be provided to you by Walmart.

Each of the events described in Paragraphs 6.A and 6.B above shall be referred to as a “Forfeiture Condition” for purposes of this Agreement. Furthermore, if applicable, you shall be advised if the Committee has determined that your acceptance of this Plan Award is further conditioned upon your execution and delivery to Walmart of a Post Termination Agreement and Covenant Not to Compete, in a form to be provided to you by Walmart. If applicable, the failure to execute and deliver such Post Termination Agreement and Covenant Not to Compete shall also be deemed a “Forfeiture Condition” for purposes of this Agreement. Upon the occurrence of a Forfeiture Condition, you shall have no further rights with respect to such RSUs (including any cash dividends related to the RSUs for which the record date occurs on or after the date of the forfeiture) or the underlying Shares.

7.Administrative Suspension. If you are subject to an administrative suspension, vesting of your RSUs may be suspended as of the date you are placed on administrative suspension. If you are not reinstated as an Associate in good standing at the end of the administrative suspension period, your RSUs may be immediately forfeited and you shall have no further rights with respect to such RSUs or the underlying Shares. If you are reinstated as an Associate in good standing at the end of the administrative suspension period, then the vesting of your RSUs will resume as provided in Paragraph 5, and any RSUs that would have vested while you were on administrative suspension will vest and the number of Shares corresponding to the vested RSUs will be delivered to you as soon as administratively feasible, but in any event within 74 days of the end of the administrative suspension period which shall be considered the Vesting Date for purposes of this Paragraph 7.

8.Accelerated Vesting; Vesting Notwithstanding Termination of Continuous Status by Death or Disability. Your RSUs will vest earlier than described in Paragraph 5 above, and such earlier vesting date shall also be considered a Vesting Date, under the following circumstances:

A.If your Continuous Status is terminated by your Disability, your RSUs that would have become vested on a Vesting Date no more than 90 days after your Continuous Status is so terminated will become vested on the date your Continuous Status is so terminated. “Disability” for the purpose of this Agreement means, unless provided otherwise by a policy of Walmart, a physical or mental condition resulting from bodily injury, disease or mental disorder that constitutes total disability under applicable laws and regulations, for which disability benefits have actually been approved. It is your responsibility to notify Global Equity in the event you terminate due to Disability; or

B.If your Continuous Status is terminated by reason of your death on or after ten years of service or on or after the third anniversary of the Grant Date, then your unvested Restricted Stock shall immediately become fully vested.

For purposes of this Paragraph 8, your Continuous Status will be considered terminated on the date of death or the date on which your employment or other service relationship has been legally terminated by reason of Disability.
9.Deferral.

A.Mandatory Deferral. If Walmart reasonably anticipates that the delivery of Shares upon the vesting of the RSUs in any year would, when considered with your other compensation, result in Walmart’s inability to deduct the value of such Shares because of the limitation on deductible compensation under Section 162(m) of the Code, then

Walmart shall defer the delivery of such Shares until the first year in which Walmart reasonably anticipates that the related deduction will not be limited under Section 162(m) of the Code (the “First Non-162(m) Year”) in accordance with the deferral procedures established pursuant to the Plan and Section 409A of the Code. However, if you have made an irrevocable election to defer such Shares to a date later than the First Non-162(m) Year, then Walmart shall not deliver such Shares in the First Non-162(m) Year, but shall instead deliver your Shares in accordance with your irrevocable election and the deferral procedures established pursuant to the Plan and Section 409A of the Code.

B.Elective Deferral of Restricted Stock Units. If you are eligible to defer delivery of the Shares underlying your Restricted Stock award to a future date in accordance with Section 8.7 of the Plan and rules and procedures relating thereto, you will be advised as to when any such deferral election must be made and the rules and procedures applicable to such deferral election.

10.Taxes and Tax Withholding.

A.You agree to consult with any tax advisors you think necessary in connection with your RSUs and acknowledge that you are not relying, and will not rely, on Walmart or any Affiliate for any tax advice.

B.You acknowledge that, regardless of any action taken by Walmart or, if different, the Affiliate that employs you (the “Employer”), the ultimate liability for all income tax, social insurance, pension, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by Walmart or the Employer. You further acknowledge that Walmart and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that Walmart and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

C.Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Walmart and the Employer to satisfy all Tax-Related Items. In this regard, you authorize Walmart and/or the Employer, or their respective agents, at their sole discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by withholding of Shares to be issued upon settlement of the vested RSUs. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by your acceptance of the RSUs and this Agreement, you authorize and direct Walmart, and any broker or other third party designated by Walmart to sell on your behalf a whole number of Shares corresponding to the vested RSUs that Walmart or the Employer determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items. However, Walmart may also require you to satisfy the Tax-Related Items by any other method of withholding it authorizes, in its sole discretion, including through withholding from your wages or other cash compensation paid to you by Walmart or any Affiliate.

D.Depending on the withholding method, Walmart or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are withheld solely for the purpose of paying the Tax-Related Items. If as a result of withholding whole Shares, an excess amount of tax is withheld, such excess tax will be reported and paid to the applicable tax authorities or regulatory body. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, you may be entitled to receive a refund of any over-withheld amount in the form of cash and will have no entitlement to the Share equivalent.

E.Finally, you agree to pay to Walmart or the Employer any amount of Tax-Related Items that Walmart or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Walmart may refuse to deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

11.RSUs Not Transferable. The RSUs may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting of the RSUs and the issuance of the underlying Shares. Any attempted action in violation of this Paragraph 11 shall be null, void, and without effect.

12.Country-Specific Appendix. Notwithstanding any provision in these Global Share-Settled RSU Notification and Terms and Conditions to the contrary, the grant of RSUs also shall be subject to any special terms and conditions set forth in any appendix attached hereto (the “Appendix”) with respect to certain laws, rules, and regulations specific to your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent Walmart determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix is incorporated by reference into these Global Share-Settled RSU Notification and Terms and Conditions and, together, these documents constitute this Agreement.

13.Nature of Plan Award. You further acknowledge, understand and agree that:

A.the Plan is established voluntarily by Walmart and is discretionary in nature;

B.the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other awards, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

C.all decisions with respect to future grants of RSUs or other awards, if any, will be at the sole discretion of the Committee;

D.neither this Agreement nor the Plan creates any contract of employment with any entity involved in the management or administration of the Plan or this Agreement, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of Walmart or, if different, the Employer to terminate your Continuous Status at any time, nor confer upon you the right to continue in the employ of Walmart or any Affiliate;

E.the RSUs and the Shares underlying the RSUs, and the income and value of same, relate exclusively to your Continuous Status during the vesting period applicable to your RSUs;

F.nothing in this Agreement or the Plan creates any fiduciary or other duty owed to you by Walmart, any Affiliate, or any member of the Committee, except as expressly stated in this Agreement or the Plan;

G.you are voluntarily participating in the Plan;

H.the RSUs and the Shares underlying the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

I.the RSUs and the Shares underlying the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

J.unless otherwise agreed with Walmart, the RSUs and the Shares underlying the RSUs, and the income and the value of same, are not granted as consideration for, or in connection with, the service (if any) you may provide as a director of any Affiliate;

K.the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

L.no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs and the Shares underlying the RSUs resulting from the termination of your Continuous Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree (i) never to institute any claim against Walmart or any Affiliate; (ii) waive your ability, if any, to bring such claim, and (iii) release Walmart and all Affiliates from such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

M.in the event of the termination of your Continuous Status (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive and vest in the RSUs under the Plan, if any, may terminate effective as of the date that you are no longer actively providing services and may not be extended by any notice period under local law (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence);

N.unless otherwise provided in the Plan or by Walmart in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs, the Shares underlying the RSUs, or any such benefits transferred to, or assumed by, another company nor to be exchanged, or substituted for, in connection with any corporate transaction affecting the Shares underlying the RSUs; and

O.if you are providing services outside of the United States: neither Walmart nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

14.No Advice Regarding Award. Walmart and/or its Affiliates are not providing any tax, legal or financial advice, nor are Walmart or any Affiliate making any recommendation regarding your participation in the Plan or the Shares underlying the RSUs acquired upon vesting. You are advised to consult with your personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.

15.Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other grant materials by and among, as applicable, Walmart and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Walmart and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance identification number or other identification number, salary, nationality, job title, any Shares or directorships held in Walmart or an Affiliate, details of all RSUs or any other awards granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. You understand that Data may be transferred to Merrill Lynch, Pierce, Fenner & Smith and its affiliates or such other stock plan service provider as may be selected by Walmart in the future, which is assisting Walmart in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize

Walmart, Merrill Lynch, Pierce, Fenner & Smith and any other possible recipients which may assist Walmart (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Data as may be required to Walmart’s designated broker or other third party. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Status and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that Walmart would not be able to grant RSUs or other Plan Awards to you or administer or maintain such Plan Awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

16.Other Provisions.

A.Determinations regarding this Agreement (including, but not limited to, whether an event has occurred resulting in the forfeiture of or accelerated vesting of the RSUs) shall be made by the Committee in its sole and exclusive discretion and in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on you and your successors and heirs.

B.Walmart reserves the right to amend, abandon or terminate the Plan, including this Agreement, at any time subject to Committee approval. Nothing in the Plan should be construed as to create any expectations that the Plan will be in force and effect for an indefinite period of time nor shall give rise to any claims to acquired rights or similar legal theories.

C.The Committee will administer the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among recipients and eligible Associates, whether or not such persons are similarly situated.

D.By accepting this Agreement, you agree to provide any information reasonably requested from time to time.

E.This Agreement shall be construed under the laws of the State of Delaware, without regard to its conflict of law provisions.

F.The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

G.If you receive this Agreement or any other documents related to your Plan Award or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English language version of such document will control.

H.Walmart may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Walmart or a third party designated by Walmart.

I.Walmart reserves the right to impose other requirements on your participation in the Plan, on your Plan Award, and the Shares underlying the RSUs, to the extent Walmart determines it is necessary or advisable for legal or administrative reasons and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

J.You acknowledge that a waiver by Walmart or an Affiliate of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provisions of the Plan or this Agreement, or of any subsequent breach by you or any other Associate.

K.You understand that your country may have insider trading and/or market abuse laws which may affect your ability to acquire or sell Shares under the Plan during such times you are considered to have “inside information” (as defined in the laws in your country). The restrictions applicable under these laws may be the same or different from Walmart’s insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations and any applicable Walmart insider trader policy, and are advised to speak to your personal legal advisor on this matter.

L.You understand that you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of the your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements, and you are advised to consult your personal legal advisor on this matter.

M.Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Walmart shall not be required to deliver any Shares issuable upon vesting of the RSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any

other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Walmart shall, in its absolute discretion, deem necessary or advisable. You understand that Walmart is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Walmart may, without liability for its good faith actions, place legend restrictions upon Shares underlying your vested RSUs and issue “stop transfer” instructions requiring compliance with applicable U.S. or other securities laws and the terms of the Agreement and Plan. Further, you agree that Walmart shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Grantee:

I acknowledge that the Plan and this Agreement have been made available to me and that I have read and understood these documents. I accept the terms and conditions of my RSU award as set forth in this Agreement, subject to the terms and conditions of the Plan.

______________________________________
Signature

Name (please print): ______________________________________

Agreed to and accepted this day of _____________________, 2016

WAL-MART STORES, INC.
STOCK INCENTIVE PLAN OF 2015

SHARE-SETTLED RESTRICTED STOCK UNIT NOTIFICATION
AND TERMS AND CONDITIONS

COUNTRY-SPECIFIC APPENDIX

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Share-Settled RSU Notification and Terms and Conditions (the “T&C’s”).

Terms and Conditions. This Appendix includes additional terms and conditions that govern the RSUs granted to you under the Plan if you work and/or reside in one of the countries listed below.

If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, Walmart shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.

Notifications. This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2015. Such laws are often complex and change frequently. As a result, Walmart strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the RSUs vest or you receive a cash payout under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and Walmart is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
ARGENTINA

Notifications

Securities Law Information. Neither the RSUs nor any Shares subject to the RSUs are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

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Exchange Control Information. If you transfer proceeds from the sale of any Shares acquired under the Plan into Argentina within 10 days of sale (i.e., if the proceeds have not been held in a U.S. bank or brokerage account for at least 10 days prior to transfer), you must deposit 30% of the sale proceeds into a non-interest bearing account in Argentina for 365 days. If you have satisfied the 10 day holding obligation, the Argentine bank handling the transaction may request certain documentation in connection with your request to transfer sale proceeds into Argentina, including evidence of the sale and proof of the source of funds used to purchase the Shares. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the transfer amount be placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days. You understand that you must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the RSUs and your participation in the Plan.

Foreign Asset/Account Reporting Information. If you are an Argentine tax resident, you must report any Shares acquired under the Plan and held by you on December 31st of each year on your annual tax return for that year.

BRAZIL

Terms and Conditions

Compliance with the Law. By accepting the RSUs, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the RSUs and the sale of any Shares acquired under the Plan.

Labor Law Acknowledgement. By accepting the RSUs, you agree that you are (i) making an investment decision, (ii) the Shares will be issued to you only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

Notifications

Foreign Asset/Account Reporting Information. If you hold assets and rights outside Brazil with an aggregate value exceeding US$100,000, you will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.

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CANADA

Terms and Conditions

Termination of Continuous Status. This provision replaces Paragraph 13(M) of the T&C’s:

In the event of the termination of your Continuous Status (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive and vest in the RSUs under the Plan, if any, will terminate effective as of the date that is the earlier of (i) the date on which your Continuous Status is terminated, (ii) the date on which you receive a notice of termination of Continuous Status, or (iii) the date on which you are no longer providing active services to Walmart or any Affiliate, regardless of any notice period or period of pay in lieu of such notice required under local law. Walmart shall have the exclusive discretion to determine when you are no longer employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence).

Vesting and Delivery of Shares. This provision supplements Paragraph 5 of the T&C’s:

Instead of delivering Shares upon vesting of your RSUs to you as set forth in Paragraph 5 of the T&C's, Walmart or Wal-Mart Canada Corp. or an Affiliate (“WM Canada”), in their sole discretion, also may settle your vested RSUs in cash, Shares, or a combination of cash and Shares. To the extent your Plan Award will be settled in Shares, you hereby acknowledge and agree that such settlement will be satisfied by WM Canada by forwarding a cash settlement amount in respect of the vested RSUs to an independent broker who will in turn purchase the Shares on the open market on your behalf. Any Shares so purchased on the open market shall be delivered to you as set forth in Paragraph 5 of the T&C’s.
The Following Provisions Apply to Associates and Non-Management Directors Resident in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. This provision supplements Paragraph 15 of the T&C’s:

You hereby authorize Walmart, any Affiliate and their representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize Walmart, any Affiliate and any stock plan service provider that may be selected by Walmart to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize Walmart or an Affiliate to record such information and to keep such information in your employee file.

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Notifications

Foreign Asset/ Account Reporting Information. Foreign property, including shares of stock (i.e., Shares) and other rights to receive Shares (e.g., RSUs) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of his or her foreign property exceeds C$100,000 at any time during the year. Thus, RSUs likely must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign property you hold. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if you own other Shares (acquired separately), this ACB may have to be averaged with the ACB of the other Shares.

CHILE

Terms and Conditions

Labor Law Acknowledgement. The RSUs and the Shares underlying the RSUs, and the income and value of same, shall not be considered as part of the your remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.

Notifications

Securities Law Information. This grant of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the RSUs are not registered in Chile, Walmart is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the SVS, a public offering of such securities cannot be made in Chile.

Esta Oferta de RSUs constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de RSUs se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de Walmart de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Information. You are not required to repatriate any funds you receive with respect to the RSUs (e.g., any proceeds from the sale of any Shares issued upon vesting of the RSUs) to Chile. However, if you decide to repatriate such funds, you acknowledge that you will

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be required to effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of your aggregate investments held outside of Chile exceeds US$5,000,000 at any time in a calendar year, you must report the status of such investments to the Central Bank of Chile.

You will also be required to provide certain information to the Chilean Internal Revenue Service (“CIRS”) regarding the results of investments held abroad and the taxes you have paid abroad (if you will be seeking a credit against Chilean income tax owed). This information must be submitted on an electronic sworn statement, Formulario 1851 (for investments held abroad) and Formulario 1853 (for taxes paid abroad) before March 15 of each year. The formularios may be found at the CIRS website at www.sii.cl.

Exchange control and tax reporting requirements in Chile are subject to change; you should consult with your personal legal and tax advisor regarding any obligations that you may have in connection with the RSUs.

COSTA RICA

There are no country-specific provisions.

GUATEMALA

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Warning: The RSUs and any Shares acquired under the Plan do not constitute a public offering of securities under Hong Kong law and are available only to employees of Walmart or an Affiliate. The Agreement, including this Appendix, the Plan and any other incidental communication materials related to the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible Associate or Non-Management Director of Walmart or an Affiliate and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix or the Plan, you should obtain independent professional advice.

Notifications

Nature of Scheme. Walmart specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

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Terms and Conditions

Labor Law Acknowledgement. The RSUs and the Shares underlying the RSUs, and the income and value of same, are extraordinary items that are not part of your annual gross salary.

Notifications

Exchange Control Information. If you are a resident of India for exchange control purposes, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon vesting of RSUs to India within 90 days of receipt and any proceeds from the receipt of dividends within 180 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, Walmart or any Affiliate requests proof of repatriation.

Foreign Asset/ Account Reporting Information. If you are a tax resident of India, you will be required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard.

JAPAN

Notifications

Foreign Asset/ Account Reporting Information. If you are a Japanese tax resident, you will be required to report details of any assets held outside of Japan as of December 31st (including any Shares or cash acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include details of any outstanding Shares, RSUs or cash held by you in the report.

LUXEMBOURG

There are no country-specific provisions.

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MEXICO

Terms and Conditions

No Entitlement for Claims or Compensation. The following sections supplement Paragraph 13 of the T&C’s:

Modification. By accepting the RSUs, you acknowledge and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your Continuous Status.

Policy Statement. The grant of RSUs is unilateral and discretionary and, therefore, Walmart reserves the absolute right to amend it and discontinue the award at any time without any liability.

Walmart, with registered offices at 702 Southwest 8th Street, Bentonville, Arkansas 72716, U.S.A., is solely responsible for the administration of the Plan, and participation in the Plan and the RSUs does not, in any way, establish an employment relationship between you and Walmart or any Affiliate since you are participating in the Plan on a wholly commercial basis.

Plan Document Acknowledgment. By accepting the RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by accepting the Agreement, you acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Paragraph 13 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Walmart on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) Walmart and its Affiliates are not responsible for any decrease in the value of any Shares (or the cash equivalent) underlying the RSUs under the Plan.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against Walmart for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to Walmart and any Affiliate with respect to any claim that may arise under the Plan.

Spanish Translation
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el Párrafo 13 del Contrato:
Modificación. Al aceptar las RSUs, usted entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.

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Declaración de Política. El otorgamiento de RSUs que Walmart está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, Walmart se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
Walmart, con oficinas registradas ubicadas en 720 Southwest 8th Street, Bentonville, Arkansas 72716, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de RSUs no establece, de forma alguna, una relación de trabajo entre usted y Walmart o alguna compañía afiliada, ya que usted participa en el Plan de una forma totalmente comercial.
Reconocimiento del Documento del Plan. Al aceptar las RSUs, usted reconoce que ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, al aceptar el Contrato, usted reconoce que ha leído y específica y expresamente ha aprobado los términos y condiciones en el Párrafo 13 del Contrato, en lo que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por Walmart de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) Walmart y cualquier compañía afiliada no son responsables por cualquier disminución en el valor de las Acciones subyacentes a las RSUs bajo el Plan.
Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de Walmart por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio finiquito a Walmart y compañía afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.

NIGERIA

There are no country-specific provisions.

PERU

Terms and Conditions
Labor Law Acknowledgement. By accepting the RSUs, you acknowledge that the RSUs are being granted ex gratia to you with the purpose of rewarding you.

Notifications

Securities Law Information. The offer of the RSUs is considered a private offering in Peru; therefore, it is not subject to registration.

SOUTH AFRICA

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Term and Conditions

Securities Law Information and Deemed Acceptance of RSUs. Neither the RSUs nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.

Pursuant to Section 96 of the Companies Act, the RSU offer must be finalized on or before the 60th day following the Grant Date. If you do not want to accept the RSUs, you are required to decline your RSUs no later than the 60th day following the Grant Date. If you do not reject your RSUs on or before the 60th day following the Grant Date, you will be deemed to accept the RSUs.

Tax Reporting Information. By accepting the RSUs, you agree to notify Walmart or the Employer, if different, of the amount of income realized at vesting of the RSUs. If you fail to advise Walmart or the Employer, if different, of the income at vesting, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Exchange Control Information. You should consult with your personal advisor to ensure compliance with applicable exchange control regulations in South Africa as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in South Africa.

UNITED KINGDOM

Terms and Conditions

Taxes and Tax Withholding. This section supplements Paragraph 10 of the T&C’s:

If payment or withholding of the income tax is not made within ninety (90) days of the end of the tax year in which the income tax liability arises or such other period specified in Section 222(1)(c) of the U.K. Income Tax Act (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to Walmart or an Affiliate, effective on the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and Walmart or an Affiliate may recover it at any time thereafter by the means referred to in Paragraph 10 of the T&C’s. Notwithstanding the foregoing, if you are a director or executive officer of Walmart (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from Walmart or an Affiliate to cover the income tax. In the event that you are a director or an executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Walmart or an Affiliate, as applicable, for the value of any national insurance contributions due on this additional benefit,

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which Walmart or an Affiliate may recover from you at any time thereafter by the means referred to in Paragraph 10 of the T&C’s.

UNITED STATES

Military Leave.  If you were on a military leave on the Grant Date, and you are on the same military leave on a Vesting Date, your Continuous Status must be maintained for not less than six months after your return from the military leave before your Plan Award shall vest.  In such circumstances, for purposes of Paragraph 5, your “Vesting Date” shall be deemed to be the date that is six months after your return from military leave, and the number of Shares corresponding to any vested RSUs will be delivered to you as soon as administratively feasible but in any event within 74 days of vesting.

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